May 20, 2026 East West Bancorp, Inc. 135 North Los Robles Ave., 7th Floor Pasadena, California 91101 Ladies and Gentlemen: We have acted as counsel to East West Bancorp, Inc., a Delaware corporation (the “Company”), and are rendering this opinion in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”), of the offer and sale of up to 3,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable under the East West Bancorp, Inc. 2021 Stock Incentive Plan (the “Plan”), pursuant to the Registration Statement on Form S-8 filed with the United States Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”). We have reviewed the Registration Statement and the Plan. We have also reviewed such corporate records, certificates and other documents, and such questions of law, as we have deemed necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We have assumed that the Shares will be duly registered on the books of the transfer agent and registrar of the Common Stock and that the Company will comply with applicable notice requirements regarding uncertificated shares provided under the Delaware General Corporation Law (the “DGCL”). We have assumed further that, except as to legal conclusions expressly set forth in this opinion, the information and representations and warranties contained in the agreements, instruments, records, certificates and other documents we reviewed were true, accurate and complete as of their stated date and are true, accurate and complete as of the date of this letter. We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible. Based upon the foregoing, we are of the opinion that the Shares have been duly authorized, and assuming that individual issuances under the Plan are duly authorized by all necessary corporate action of the Company, when issued in accordance with the terms of the Plan and any awards duly granted thereunder and in accordance therewith, will be validly issued, fully paid and nonassessable. We are members of the bar of the District of Columbia. We do not express any opinion herein on any laws other than the DGCL. Exhibit 5.1

East West Bancorp, Inc. May 20, 2026 Page 2 We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. Very truly yours, /s/ Covington & Burling LLP